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Uranerz Reports NI 43-101 Uranium Resources on West North-Butte Satellite Properties

Casper, Wyoming, December 18, 2008 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (AMEX: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that it has received an independent National Instrument 43-101 (“NI 43-101”) technical report for the West North-Butte Satellite Properties that estimates a “measured and indicated” mineral resource of approximately 2,837,015 pounds of eU3O8 at an average grade of 0.153%, and an “inferred” mineral resource of 2,681,928 pounds of eU3O8 at an average grade of 0.120% . These mineral resource estimates were completed using accepted methods mandated by NI 43-101 and Canadian Institute of Mining, Metallurgy and Petroleum standards using a GT* cut-off of 0.20.

The West North-Butte Satellite Properties, consisting of the West North-Butte, East North-Butte and Willow Creek areas, are located in the Pumpkin Buttes Uranium Mining District of the Powder River Basin, Campbell County, Wyoming, U.S.A.

In December 2007, the Company submitted federal and state mining license and permit applications to build and operate the Nichols Ranch Uranium ISR Complex, including uranium in-situ recovery (“ISR”) wellfields and a central processing facility (complete with ion-exchange concentration and elution circuits, and drying and packaging circuits for finished yellowcake product) at the Nichols Ranch property, and a satellite facility with uranium ISR wellfields and ion-exchange plant at the Hank property. Both the U.S. Nuclear Regulatory Commission and the Wyoming Department of Environmental Quality have deemed the Company’s applications acceptable to advance to the next stage of their formal review process. The Company’s applications to build and operate the Nichols Ranch Uranium ISR Project are advancing through the regulatory process as scheduled.

Uranerz plans to continue its mine permitting activities. The Company is currently assessing its other properties to select additional projects for licensing as supplemental satellite facilities to feed the central processing plant designed for Nichols Ranch. The West North-Butte Satellite Properties are no further than six miles from the planned central processing plant at Nichols Ranch and these resources are planned to be recovered using satellite operation procedures to increase and prolong production from the Nichols Ranch central processing plant.

An independent NI 43-101 Preliminary Assessment on the economics and technical viability of the Company's Nichols Ranch Uranium In-Situ Recovery Project in the Powder River Basin, Wyoming, U.S.A. was prepared by TREC, Inc. and released in the summer of 2008. A section in the Preliminary Assessment included the economic benefits of additional satellite facilities. The Nichols Ranch design includes capacity for processing additional satellite projects while minimizing further capital expenditures for additional central processing plants.

The NI 43-101 technical report on the West North-Butte Satellite Properties was authored by Mr. Douglass Graves, P.E. of TREC, Inc. and Mr. Don Woody, P.G. of Woody Enterprises, each an independent “qualified person” as defined by NI 43-101, who have reviewed and verified the technical disclosure provided in this news release. The NI 43-101 technical report has been filed by the Company and will soon be available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

About Uranerz

Uranerz Energy Corporation is a pure-play uranium company listed on the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”) under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Members of the Uranerz management team have specialized expertise in the in-situ recovery (“ISR”) uranium mining method, and the Company collectively owns or controls (including through its interest in the Arkose Mining Venture) approximately 122,500 acres (49,575 hectares or 191 square miles) in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A., an area well-known for hosting uranium-mineralized roll fronts often amenable to ISR mining techniques.

The Company has submitted federal and state mining applications to build and operate the Nichols Ranch Uranium ISR Project which, when licensed and constructed, is planned to consist of a central processing facility at the Nichols Ranch property and a satellite facility at the Hank property. Commercial ISR mining in the Powder River Basin has been ongoing since 1987, with production coming from the Smith Ranch-Highland mine currently owned and operated by Cameco Resources Inc. and from AREVA NC’s Irigaray-Christensen Ranch ISR mine located in the Pumpkin Buttes uranium mining district (presently on stand-by, but re-start of operations has been announced). Commencement of operations at the Nichols Ranch Uranium ISR Project is dependent on receipt of required regulatory approvals.

Further Information

For further information, contact the Company’s Investor Relations department at 1-800-689-1659 or please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on the SEDAR website at www.sedar.com. The technical reports referenced in this news release are located on the Company’s web site at http://www.uranerz.com/s/TechnicalReports.asp .

* GT represents grade times thickness and is calculated by multiplying eU3O8 grade (in percent) by gamma anomalythickness (in feet) as determined from downhole radiometric probing.

All mineral resources disclosed in this press release and in the NI 43-101 technical report referenced herein have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as "NI 43-101". As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the Industry Guide 7 ("Guide 7") of the U.S. Securities and Exchange Commission (the "SEC"). NI 43-101 and Guide 7 standards are substantially different. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This press release and the NI 43-101 technical report referenced herein uses the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource". We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into Guide 7 reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of any mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures.

This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, permitting and development activities, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.